                                                 Registration No. 333-__________
    As filed with the Securities and Exchange Commission on February 1, 2000
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                              --------------------

                            APOGEE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

                  Minnesota                            41-0919654
        (State or other jurisdiction                (I.R.S. Employer
      of incorporation or organization)            Identification No.)

                              --------------------

                            7900 Xerxes Avenue South
                                   Suite 1800
                          Minneapolis, Minnesota 55431
                          (Address, including zip code,
                  of registrant's principal executive offices)

                              --------------------

                            Apogee Enterprises, Inc.
              Deferred Compensation Plan for Non-Employee Directors
                            (Full title of the plan)

                              --------------------

                            Patricia A. Beithon, Esq.
                          Secretary and General Counsel
                            Apogee Enterprises, Inc.
                            7900 Xerxes Avenue South
                          Minneapolis, Minnesota 55431
                                 (612) 835-1874
                      (Name, address and telephone number,
              including area code, of agent for service of process)

                              --------------------

                                    Copy to:
                            Robert A. Rosenbaum, Esq.
                              Dorsey & Whitney LLP
                             220 South Sixth Street
                          Minneapolis, Minnesota 55402
                                 (612) 340-6323

                              --------------------

                                 CALCULATION OF REGISTRATION FEE
==================================================================================================

                                          Proposed maximum    Proposed maximum
 Title of securities       Amount to be  offering price per  aggregate offering      Amount of
  to be registered          registered       share (1)           price (1)       registration fee
--------------------------------------------------------------------------------------------------
 Common stock, par value     200,000
 $.33-1/3  per share         shares            $4.97             $994,000             $262.42
==================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) and Rule 457(c), based upon the average of the high and low prices of the registrant's Common Stock on the Nasdaq National Market on January 31, 2000.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Apogee Enterprises, Inc. (the "Company"), are incorporated by reference in this Registration Statement, as of their respective dates:

         (a)      Annual Report on Form 10-K for the year ended February 27,
                  1999.

         (b) Quarterly Reports on Form 10-Q for the quarters ended May 29, 1999, August 28, 1999 and November 27, 1999.

         (c) The Company's Current Reports on Form 8-K dated April 22, 1999, April 23, 1999 and May 27, 1999 and the Company's Amended Current Report on Form 8-K/A dated June 8, 1999.

         (d) The description of the Company's Common Stock contained in any registration statement or report filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed by the Company for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The Company is subject to Minnesota Statutes, Chapter 302A. Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity (as defined) of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to an employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such persons complained of in the proceeding, such person (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation, or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

         The Company's Restated Bylaws provide that the Company shall indemnify such persons, for such liabilities and expenses, in such manner, under such circumstances, and to such extent as required or permitted by Section 302A.521, as now enacted or hereafter amended.

         The Company also maintains an insurance policy or policies to assist in funding indemnification of directors and officers of the Company for certain liabilities.

Item 7.  Exemption from Registration Claimed.

         No securities are to be reoffered or resold pursuant to this Registration Statement.

Item 8.    Exhibits.

       Exhibit
       Number              Description
       ------              -----------

         4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3A to the Company's Annual Report on Form 10-K for year ended February 27, 1998).

         4.2 Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A dated October 19, 1990).

         4.3 Amendment No. 1 to Rights Agreement, dated June 28, 1995, to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12G/A dated July 27, 1995).

         4.4 Amendment No. 2 to Rights Agreement, dated February 22, 1999, to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12G/A dated February 22, 1999).

         4.5 Amendment No. 3 to Rights Agreement, dated December 7, 1999 to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12/GA dated December 10, 1999).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney.



Item 9.  Undertakings.

         (a) The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or other controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on February 1, 2000.

                                       APOGEE ENTERPRISES, INC.


                                       By  /s/ Russell Huffer
                                           -------------------------------------
                                           Russell Huffer
                                           Chief Executive Officer and President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 1, 2000.


           Signature                                Title
           ---------                                -----


   /s/ Russell Huffer                 Chairman of the Board of Directors, Chief
---------------------------------     Executive Officer, President and Director
   Russell Huffer                     (principal executive officer)

   /s/  Robert G. Barbieri            Vice President Finance and Chief Financial
---------------------------------     Officer (principal financial and
   Robert G. Barbieri                 accounting officer)

   /s/ Bernard P. Aldrich             Director
---------------------------------
   Bernard P. Aldrich


   /s/ Harry A. Hammerly              Director
---------------------------------
   Harry A. Hammerly


   /s/ Laurence J. Niederhofer        Director
---------------------------------
   Laurence J. Niederhofer


   /s/ James L. Martineau             Director
---------------------------------
   James L. Martineau


   /s/ Donald W. Goldfus              Director
---------------------------------
   Donald W. Goldfus


   /s/ Barbara B. Grogan              Director
---------------------------------
   Barbara B. Grogan


   /s/ Stephen C. Mitchell            Director
---------------------------------
   Stephen C. Mitchell

   /s/ J. Patrick Horner              Director
---------------------------------
   J. Patrick Horner


   /s/ Michael E. Shannon             Director
---------------------------------
   Michael E. Shannon

                                EXHIBIT INDEX TO
                                    FORM S-8

                            Apogee Enterprises, Inc.


       Exhibit
       Number     Description
       ------     -----------

         4.1 Restated Articles of Incorporation (incorporated by reference to Exhibit 3A to the Company's Annual Report on Form 10-K for year ended February 27, 1998).

         4.2 Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A dated October 19, 1990).

         4.3 Amendment No. 1 to Rights Agreement, dated June 28, 1995, to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12G/A dated July 27, 1995).

         4.4 Amendment No. 2 to Rights Agreement, dated February 22, 1999, to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12G/A dated February 22, 1999).

         4.5 Amendment No. 3 to Rights Agreement, dated December 7, 1999 to the Rights Agreement between the Company and American Stock Transfer Co. dated October 19, 1990 (incorporated by reference to the Company's Form 8-A12/GA dated December 10, 1999).

         5.1      Opinion of Dorsey & Whitney LLP.

         23.1     Consent of KPMG LLP.

         23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this Registration Statement).

         24.1     Power of Attorney.